Exhibit 99.1

News Release

CONTACT: Erin Willis

Taylor Morrison Home Corporation

(480) 734-2060

investor@taylormorrison.com

Taylor Morrison Reports Third Quarter Revenue of $759 Million,

Net Income of $66.2 Million and an EBT Margin of 12.3%

•	Diluted earnings per share of $0.54 on net income of $66.2 million, representing an increase of 26% over the prior year quarter’s net income

•	Consolidated home closings revenue increased 20% to $745.6 million

•	Consolidated and U.S. net sales orders increased 37% and 36%, respectively

•	Consolidated and U.S. average price of homes closed increased 10% to $427,000 and 16% to $463,000, respectively

SCOTTSDALE, Ariz., November 5, 2014 –– Taylor Morrison Home Corporation (NYSE:TMHC) today reported third quarter revenue of $759 million, net income of $66.2 million and earnings per share of $0.54.

“I am pleased to say that through the deliberate and consistent application of our four-pillar strategy of offering core community locations to mostly move-up buyers, while optimizing price and volume and maximizing overhead efficiency, we continue to execute well and the third quarter results add to our solid year-to-date performance,” said Taylor Morrison President and CEO Sheryl Palmer. “These results show that our long-term strategy has continued to be a profitable one and that our consistent execution of this strategy has proven successful.”

3rd Quarter 2014 Key Business Highlights

•	Consolidated community count increased 30% to 226 average communities from 174 year-over-year, driven by a 35% increase in our U.S. operations

•	Consolidated net sales orders increased 37% year-over-year to 1,591. Net sales orders in the U.S. increased 36% while sales in Canada increased 43%

•	Overall average monthly absorption pace was 2.4, up 9% from 2.2 in the prior year quarter

•	The average selling price for consolidated homes sold increased $4,000 year-over-year to $457,000

•	U.S. backlog increased 13% in units and 34% in value

•	Consolidated backlog of homes under contract was 3,604 units with a sales value of $1.7 billion as of September 30, 2014, representing an 18% increase in value over the prior year quarter

•	Consolidated cancellations as a percentage of gross sales orders was 12.1%, a 19% improvement from the prior year quarter

•	Consolidated home closings increased 9% to 1,748. Home closings in our U.S. operations increased 11%, while closings in our Canadian operations increased 2%

•	Consolidated average price of homes closed increased 10% year-over-year to $427,000 in the quarter with a 5% sequential quarterly decrease due to higher mix of wholly owned high-rise closings. Average price of homes closed in the U.S. increased 16% to $463,000 while homes in Canada decreased 11% to $311,000

•	Mortgage operations reported gross profit of $3.4 million on revenue of $8.4 million

Quarterly Financial Comparison

($ millions)
	Q3 2014	Q3 2013	Q3 2014 vs. Q3 2013
Total Revenue	$759.0	$634.4	20%
Home Closings Revenue	$745.6	$622.1	20%
Adjusted Home Closings Gross Margin	$171.3 23.0%	$148.0 23.8%	16 (80	% ) bps
Total Home Closings Gross Margin	$149.0 20.0%	$132.4 21.3%	13 (130	% ) bps
SG&A % of Home Closings Revenue	$68.8 9.2%	$59.0 9.5%	17 30 bps improvement	%
Equity in Income of Unconsolidated Entities	$11.8	$9.4	25%

We ended the quarter with home building inventories of $2.8 billion. We had 4,277 homes in inventory compared to 4,112 homes at the end of the prior year quarter. Homes in inventory at the end of the quarter consisted of: 2,706 sold units, 300 model homes and 1,271 inventory units, of which only 275 were finished.

We ended the third quarter of 2014 with $281.5 million of cash, excluding $12.9 million of restricted cash. We owned or controlled approximately 43,000 lots at September 30, 2014.

Share Repurchase Authorization

We are announcing today that our Board of Directors has authorized the repurchase of up to $50.0 million of the Company’s Class A Common Stock through December 31, 2015 in open market purchases, privately negotiated transactions or other transactions. The stock repurchase program will be subject to prevailing market conditions and other considerations, including our liquidity, the terms of our debt instruments, planned land investment and development spending, acquisition and other investment opportunities and ongoing capital requirements.

Full Year 2014 Business Outlook

•	Average community count – expected to be approximately 210

•	Home closings – expected to be near the low end of the range, which is 6,700

•	Home closings margins – expected to be down 50 bps relative to 2013

•	SG&A – expected to be under 10%, likely in the mid to high 9% range, as a percentage of home closing revenue

•	Income from unconsolidated joint ventures – expected to be between $24 million and $26 million

Earnings Webcast

A public webcast to discuss third quarter 2014 earnings will be held at 8:30 a.m. Eastern Time on Wednesday, November 5, 2014 on our investor relations website at investors.taylormorrison.com. A webcast replay will also be available on the site later today.

About Taylor Morrison

Headquartered in Scottsdale, Arizona, Taylor Morrison Home Corporation (NYSE:TMHC) operates in the U.S. under the Taylor Morrison and Darling Homes brands and in Canada under the Monarch brand. Taylor Morrison is a builder and developer of single-family detached and attached homes, serving a wide array of customers including first-time, move-up, luxury and 55+. Taylor Morrison divisions operate in Arizona, California, Colorado, Florida and Texas. Darling Homes serves move-up and luxury homebuyers in Texas. Monarch, Canada’s oldest homebuilder, builds homes for first-time and move-up buyers in Toronto and Ottawa as well as high rise condominiums in Toronto.

For more information about Taylor Morrison, Darling Homes or Monarch, please visit www.taylormorrison.com, www.darlinghomes.com and www.monarchgroup.net.

Forward-Looking Statements

This earnings summary includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; continued volatility in the debt and equity markets; competition within the industries in which we operate; the availability and cost of land and other raw materials used by us in our homebuilding operations; the impact of any changes to our strategy in responding to continuing adverse conditions in the industry, including any changes regarding our land positions; the availability and cost of insurance covering risks associated with our businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; required accounting changes; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law. In addition, other such risks and uncertainties may be found in Taylor Morrison Home Corporation’s Form 10-K filed with the Securities and Exchange Commission (SEC).

Taylor Morrison Home Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Home closings revenue	$745,578	$622,126	$1,890,057	$1,484,928
Land closings revenue	5,027	4,524	23,100	18,994
Mortgage operations revenue	8,433	7,791	22,870	20,896

Total revenues	759,038	634,441	1,936,027	1,524,818

Cost of home closings	596,606	489,713	1,498,906	1,172,748
Cost of land closings	3,985	6,120	17,442	19,417
Mortgage operations expenses	5,057	4,385	13,641	11,945

Total cost of revenues	605,648	500,218	1,529,989	1,204,110

Gross margin	153,390	134,223	406,038	320,708

Sales, commissions and other marketing costs	47,186	37,029	124,303	97,238
General and administrative expenses	21,572	21,944	66,274	68,193
Equity in income of unconsolidated entities	(11,756)	(9,425)	(22,497)	(21,049)
Interest expense (income), net	322	(1,332)	747	(1,119)
Other expense, net	3,025	1,304	10,296	2,588
Loss on extinguishment of debt	—	—	—	10,141
Indemnification and transaction expense (income)	21	396	(142)	188,320

Income (loss) before income taxes	93,020	84,307	227,057	(23,604)
Income tax provision (benefit)	26,845	31,675	64,087	(22,287)

Net income (loss)	66,175	52,632	162,970	(1,317)
Net income attributable to non-controlling interests - joint ventures	(47)	471	(386)	286

Net income (loss) before non-controlling interests - Principal Equityholders	66,128	53,103	162,584	(1,031)
Net (income) loss attributable to non-controlling interests - Principal Equityholders	(48,282)	(38,840)	(118,990)	20,621

Net income available to Taylor Morrison Home Corporation	$17,846	$14,263	$43,594	$19,590

Earnings per common share:
Basic	$0.54	$0.43	$1.33	$0.60
Diluted	$0.54	$0.43	$1.33	$0.60
Weighted average number of shares of common stock:
Basic	32,956	32,858	32,896	32,832
Diluted	122,338	122,317	122,345	122,317

Taylor Morrison Home Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Cash and cash equivalents	$281,528	$389,181
Restricted cash	12,871	24,814
Real estate inventory:
Owned inventory	2,831,874	2,243,744
Real estate not owned under option agreements	11,408	18,595

Total real estate inventory	2,843,282	2,262,339
Land deposits	48,816	43,739
Loans receivable	42,125	33,395
Mortgages receivable	72,919	95,718
Tax indemnification receivable	5,383	5,216
Prepaid expenses and other assets, net	112,338	98,870
Other receivables, net	107,429	56,213
Investments in unconsolidated entities	216,777	139,550
Deferred tax assets, net	247,637	244,920
Property and equipment, net	7,871	7,515
Intangible assets, net	10,789	13,713
Goodwill	23,375	23,375

Total assets	$4,033,140	$3,438,558

Liabilities
Accounts payable	$142,910	$121,865
Accrued expenses and other liabilities	234,419	214,500
Income taxes payable	19,857	47,540
Customer deposits	112,208	94,670
Senior notes	1,389,004	1,039,497
Loans payable and other borrowings	233,507	282,098
Revolving credit facility	150,000	—
Mortgage borrowings	48,573	74,892
Liabilities attributable to consolidated option agreements	11,408	18,595

Total liabilities	$2,341,886	$1,893,657

Stockholders’ Equity
Total stockholders’ equity	1,691,254	1,544,901

Total liabilities and stockholders’ equity	$4,033,140	$3,438,558

Homes Closed:	Three Months Ended September 30,
	2014		2013
(Dollars in thousands)	Homes	Value	Homes	Value
East	800	$341,038	713	$275,222
West	531	274,698	485	203,480

Subtotal U.S.	1,331	$615,736	1,198	478,702
Canada	417	129,842	408	143,423

Subtotal	1,748	$745,578	1,606	622,125
Unconsolidated joint ventures	108	36,034	92	25,653

Total	1,856	$781,612	1,698	$647,778

Homes Closed:	Nine Months Ended September 30,
	2014		2013
(Dollars in thousands)	Homes	Value	Homes	Value
East	2,301	$949,494	1,986	$737,790
West	1,374	704,396	1,268	499,521

Subtotal U.S.	3,675	$1,653,890	3,254	$1,237,311
Canada	671	236,167	705	247,616

Subtotal	4,346	$1,890,057	3,959	$1,484,927
Unconsolidated joint ventures	171	62,773	234	70,851

Total	4,517	$1,952,830	4,193	$1,555,778

Net Sales Orders:	Three Months Ended September 30,
	2014		2013
(Dollars in thousands)	Homes	Value	Homes	Value
East	938	$385,937	698	$300,278
West	446	247,642	320	157,977

Subtotal U.S.	1,384	$633,579	1,018	$458,255
Canada	207	92,784	145	67,750

Subtotal	1,591	$726,363	1,163	$526,005
Unconsolidated joint ventures	12	4,385	31	11,516

Total	1,603	$730,748	1,194	$537,521

Net Sales Orders:	Nine Months Ended September 30,
	2014		2013
(Dollars in thousands)	Homes	Value	Homes	Value
East	2,868	$1,182,247	2,618	$998,612
West	1,565	859,467	1,352	605,012

Subtotal U.S.	4,433	$2,041,714	3,970	$1,603,624
Canada	529	240,839	470	215,023

Subtotal	4,962	$2,282,553	4,440	$1,818,647
Unconsolidated joint ventures	27	9,961	60	24,428

Total	4,989	$2,292,514	4,500	$1,843,075

Sales Order Backlog:	As of September 30,
	2014		2013
(Dollars in thousands)	Homes	Value	Homes	Value
East	2,111	$978,999	1,834	$750,158
West	813	494,671	746	349,143

Subtotal U.S.	2,924	$1,473,670	2,580	$1,099,301
Canada	680	261,073	1,104	372,916

Subtotal	3,604	$1,734,743	3,684	$1,472,217
Unconsolidated joint ventures	404	137,369	732	251,186

Total	4,008	$1,872,112	4,416	$1,723,403

Average Active Selling Communities:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
East	159	119	148	121
West	55	40	53	35

Subtotal U.S.	214	159	201	156
Canada	12	15	13	15

Subtotal	226	174	214	171
Unconsolidated joint ventures	3	4	3	4

Total	229	178	217	175

Average Selling Price of Homes Closed:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2014	2013	2014	2013
East	$426	$386	$413	$371
West	517	420	513	394
Subtotal U.S.	$463	$400	$450	$380
Canada	311	352	352	351
Subtotal	$427	$387	$435	$375
Unconsolidated joint ventures	334	279	367	303
Total	$421	$381	$432	$371

Reconciliation of Non-GAAP Financial Measures

The following tables set forth a reconciliation between our home closings gross margin and our adjusted home closings gross margin. Adjusted home closings gross margin is a non-GAAP financial measure calculated based on gross margins, excluding impairments and capitalized interest amortization. Management uses adjusted home closings gross margins to evaluate our performance on a consolidated basis as well as the performance of our regions. We believe adjusted home closings gross margin is useful to investors because it allows investors to evaluate the performance of our homebuilding operations without the often varying effects of interest costs capitalized.

This measure is considered a non-GAAP financial measure and should be considered in addition to, rather than as a substitute for, the comparable U.S. GAAP financial measures as a measure of our operating performance. Although other companies in the homebuilding industry report similar information, the methods used may differ. We urge investors to understand the methods used by other companies in the homebuilding industry to calculate net income and gross margins and any adjustments to such amounts before comparing our measures to those of such other companies.

Adjusted Gross Margin Reconciliation

	Three Months Ended September 30,
(Dollars in thousands)	2014	2013
Home closings revenue	$745,578	$622,126
Cost of home closings	596,606	489,713

Home closings gross margin	148,972	132,413
Add:
Capitalized interest amortization	22,309	15,570

Adjusted home closings gross margin	$171,281	$147,983

Home closings gross margin as a percentage of home closings revenue	20.0%	21.3%
Adjusted home closings gross margin as a percentage of home closings revenue	23.0%	23.8%

	Nine Months Ended September 30,
(Dollars in thousands)	2014	2013
Home closings revenue	$1,890,057	$1,484,928
Cost of home closings	1,498,906	1,172,748

Home closings gross margin	391,151	312,180
Add:
Capitalized interest amortization	50,430	34,913

Adjusted home closings gross margin	$441,581	$347,093

Home closings gross margin as a percentage of home closings revenue	20.7%	21.0%
Adjusted home closings gross margin as a percentage of home closings revenue	23.4%	23.4%